UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 29, 2014

CITRIX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Citrix Systems, Inc. (the “Company”), dated June 26, 2014, related to the election of Robert M. Calderoni to the Company’s Board of Directors (the “Board”). At the time of his election to the Board, no determination had been made regarding the committees of the Board on which Mr. Calderoni would serve. This Amendment is being filed to report Mr. Calderoni’s committee assignment.

On October 29, 2014, the Board appointed Mr. Calderoni to the Company’s Audit Committee, effective immediately. Following Mr. Calderoni’s appointment, the members of the Audit Committee are Mr. Calderoni, Robert D. Daleo, Murray J. Demo (Chair), Stephen M. Dow, Asiff S. Hirji and Godfrey R. Sullivan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: October 31, 2014	By:	/s/ David J. Henshall
	Name:	David J. Henshall
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer